EXHIBIT 10.2

[A portion of this exhibit has been omitted and separately filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended]


                            SATELLITE CAPACITY LEASE


         This Satellite Capacity Lease (the "Lease" or "Agreement"), is made and effective as of this Fourth (4th) day of June, 1999, by and between American Digital Communications, Inc., a Wyoming corporation ("Network"), having a principal place of business at 745 Fifth avenue, suite 900, New York, New York 10151, and Transponder Encryption Services Corporation ("TESC"), having a principal place of business at 90 Inverness Circle East, Englewood, Colorado 80112.

RECITALS

         A. Network is in the business of producing and/or distributing a certain video programming service ("Video Programming Service") and a certain data programming service ("Data Programming Service") (the Video Programming Service and the Data Programming Service are sometimes collectively referred to herein as the "Programming Service", as more particularly described in Section
1.3.1 below) for viewing by end-users  located in the  Territory  (as defined in
Section 1.4 below).

         B. TESC is in the business of distributing programming services in a digitally-compressed and encrypted format via satellites using Ku-Band and/or Ka-Band frequencies (the "DTH System").

         C. Network desires to lease four video channels and one data channel of capacity on the DTH System for the purpose of transmitting the Programming Service in a digitally encrypted format for receipt on a subscription basis by end-users in the Territory via one or more Ku-Band and/or KaBand satellite(s) to be selected by TESC from time to time in its sole judgment (any of which shall be hereinafter referred to as the "Satellite"), which are directly or indirectly owned and/or operated in whole or in part by TESC and are located at the 61.5 degrees west longitude orbital position.

         D. Subject to the terms and conditions set forth below, TESC agrees to allow Network to lease such capacity on the Satellite for the purpose of transmitting the Programming Service in a digitally encrypted format for receipt on a subscription basis by end-users in the Territory.

         NOW, THEREFORE, in consideration of the mutual promises and the covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Network and TESC agree as follows:

1.     LEASE

         1.1 Service Subscribers. A "Service Subscriber" is hereinafter defined to mean any customer in the Territory which receives any portion or all of the Programming Service from the Satellite in an encrypted format. A Service Subscriber may include, but shall not be limited to, hotel and motel guest rooms, private offices, and patient rooms in hospitals. For residential or commercial Service Subscribers, each single residential dwelling unit or commercial establishment regardless of the number of televisions or integrated receiver-decoders ("IRDs") within the unit or establishment that are authorized to receive the Programming Service shall be deemed to be a single Service Subscriber. For hotel/motel rooms, hospital patient rooms and private business offices, each television authorized to receive the Programming Service shall be deemed to be a single Service Subscriber. For bulk-billed Service Subscribers, the number of Service Subscribers per account shall be determined on an equivalent billing unit basis, assuming one hundred percent (100%) penetration Notwithstanding the foregoing, the following subscribers to the Programming Service shall not be considered "Service Subscribers": (a) TESC's and/or any of its Affiliates' test sites; (b) TESC's and/or any of its Affiliates, retailer showrooms; and (c) employees of TESC and/or any of its Affiliates. For purposes of this Lease, "Affiliate" shall mean, with respect to a person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

           1.2    Grant of Rights

                  1.2.1.1 By TESC. Subject to the terms and conditions of this Lease, TESC hereby agrees to lease four (4) video channels, at approximately three (3) megabits per second each, of capacity on the Satellite to Network for the sole purpose of transmitting the Video Programming Service in a digitally compressed and encrypted format (or any other transmission method determined by TESC in its sole discretion) on a twenty-four (24) hour per day, 7 days per week subscription (as opposed to a transaction, demand purchase, pay-per-view or pay-per-block) basis to end-users in the Territory without any transport or "bulk" rights granted or permitted.

                  1.2.1.2 Subject to the terms and conditions of this Lease, TESC hereby agrees to lease one (1) data channel, at up to one (1) megabit per second, of capacity on the Satellite to Network for the sole purpose of transmitting the Data Programming Service in a digitally compressed and encrypted format (or any other transmission method determined by TESC in its sole discretion) on a multiple-hour per day format 7 days per week subscription (as opposed to a transaction, demand purchase, pay-per-view or pay-per-block) basis to end-users in the Territory without any transport or "bulk" rights granted or permitted.

                  1.2.2 By Network. Subject to the terms and conditions of this Lease, Network grants TESC the rights to: (i) offer and sell subscriptions to any or all portions of the Programming Service to residential, commercial (public and private), SMATV, hotel/motel and other bulk-billed subscribers; (ii) authorize and deauthorize IRDs to receive any or all portions of the Programming Service for residential, commercial (public and private), SMATV, hotel/motel and other bulk-billed subscribers; and (iii) to transport any or all portions of the Programming Service to residential complexes, apartment buildings and other multi-unit residential and business office complexes; hotels, motels and other places of public lodging; hospitals, nursing homes and other health and medical care facilities; prisons, reform schools and other correctional facilities, in each case previously set forth in this subsection (iii) served by a centralized receiving antenna or "SMATV" system. Network represents and warrants that it has all rights necessary to grant TESC the rights contracted for by TESC under this Lease, including but not limited to transmitting and transporting any or all portions of the Programming Service and activating and deactivating subscriptions to any or all portions of the Programming Service.

           1.3    Programming Service

                  1.3.1 The Programming Service is comprised of the programming elements set forth on the Programming Schedule attached hereto as Exhibit A, which is incorporated herein by this reference. Network acknowledges and agrees that the Programming Service will not directly or indirectly advertise, market promote or otherwise reference any distributor of programming services which is not owned and/or operated by TESC and/or its Affiliates.

                  1.3.2 If there is a material change in the programming content set forth in Exhibit A hereto, as determined in TESC's reasonable judgment, Network must notify TESC in writing at least thirty (30) days in advance of such programming content change. In addition, Network must provide TESC with sufficient proof as determined in TESC's reasonable judgment, of Networks license rights to the new content upon request. In the event that the new programming lineup does not contain substantially similar content as the initial programming lineup set forth in Exhibit A hereto, TESC shall have the option, exercisable in its sole discretion, to cease transmission of the Programming Service effective thirty (30) days after delivery of written notice to Network. In the event that Network does not provide TESC with sufficient proof of Networks license rights to the new content upon request TESC shall have the option, exercisable in its sole discretion to cease transmission of the Programming Service effective immediately upon delivery of written notice to Network. In the event that TESC ceases transmission of the Programming Service pursuant to this Section 1.3.2, this Lease shall automatically terminate. Any such termination shall be Without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

                  1.3.3 Telecast Scheduling. TESC shall have the absolute right but not the obligation to transmit any content it deems appropriate, on any channel or channels during any time period in which no content has been provided by Network for transmission during such time, or if the content supplied is not transmitted by TESC because of poor transmission quality, technical problems, non-payment, a refusal by TESC to transmit the content provided by Network for any of the reasons set forth in Section 10.2, or for any other reason. TESC shall have the absolute right but not the obligation, in its sole discretion, to blackout or to refrain from blacking out any programming in any market at any time.

                  1.4 Territory. The "Territory" shall mean the geographic boundaries of the United States and its territories, possessions, and commonwealths. TESC is hereby authorized to distribute, exhibit or authorize any third party to distribute or exhibit the Programming Service, in whole or in part, to any location in the Territory, subject to all applicable laws, rules and regulations, including without limitation the laws, rules and regulations of the U.S. Government, the government of any foreign country, and their respective agencies.

2. TERM This Lease shall commence on the date first written above and shall continue for four (4) years thereafter, unless terminated sooner as provided herein (the "Term"). TESC will use reasonable commercial efforts to commence transmitting the Video Programming Service via the Satellite for revenue generating purposes by July 1, 1999 (the "Commencement Date"). TESC will use reasonable commercial efforts to commence transmitting the Data Programming Service via the Satellite for revenue generating purposes within a reasonable period of time following Network's delivery of the data signal to TESC's Affiliate's Uplink Facility. Network agrees that upon the expiration or earlier termination of this Lease, if TESC has already sold subscriptions to the Programming Service, then, at Tesac's option, Network shall continue to provide TESC the Programming Service under the terms and conditions outlined herein for a period of time ("Programming Service Extension") that is the shorter of twelve
(12) months or that number of months necessary for TESC to provide the Programming Service to Service Subscribers who bought a multi-month subscription to the Programming Service prior to the receipt by TESC of notice of termination of the Lease. Network's obligation to pay Base Rent under Section 3.2 below will not apply during a Programming Service Extension.

3. RENT AND RESIDUAL REVENUES, RESIDUAL THIRD PARTY DATA REVENUES; RETAIL PRICE OF PROGRAMMING; PAYMENTS AND DUE DATES

         3.1      Rent and Residual Revenues.

                  3.1.1 Subject to the right hereby granted to TESC and its Affiliates to offset any amounts due to Network hereunder against any amounts due to TESC and/or any of its Affiliates from Network or any Affiliate thereof (including without limitation the payment of Base Rent under Section 3.2 below), TESC shall be entitled to retain [ ](1) percent of Video Programming Service
Revenues (as defined in Section 3.1.2 below) from each Reporting Period (as defined in Section 3.3.1 below) as rent ("Video Rent") and the remaining [ ](2) percent shall be payable to Network (the "Residual Video Revenues"). For example, if [ ]: (3).

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(1) Confidential number omitted

(2) Confidential number omitted

(3) Confidential paragraph omitted

                  3.1.2 "Video Programming Service Revenues" for a particular Reporting Period shall be calculated by multiplying the then current retail price per month for a single-family subscription to the Video Programming Service by the average of the sum of (a) the number of Service Subscribers to the Video Programming Service as of the last day of the Reporting Period in question; and (b) the number of Service Subscribers as of the last day of the immediately preceding Reporting Period. For example, if. (i) there are 30,000 Service Subscribers as of the last day of the Reporting Period in question; (ii) 20,000 Service Subscribers as of the last day of the immediately preceding Reporting Period; and (iii) the retail price per month for a single-family subscription to the Video Programming Service is $24.99, then there would be $624,750 in Video Programming Service Revenues for the Reporting Period in question, which is equal to $24.99 (the then current retail price per month for a single-family subscription to the Video Programming Service) times 25,000 (the average of the sum of number of Service Subscribers as of the last day of the current Reporting Period and the number of Service Subscribers as of the last day of the immediately preceding Reporting Period or (30,000 + 20,000) divided by 2).

                  3.2.1 Subject to the right hereby granted to TESC and its Affiliates to offset any amounts due to Network hereunder against any amounts due to TESC and/or any of its Affiliates from Network or any Affiliate thereof (including without limitation the payment of Base Rent under Section 3.4 below), TESC shall be entitled to retain [ ](4) percent of Data Service Revenues (as defined in Section 3.2.2 below) from each Reporting Period (as defined in
Section 3.3.1 below) as rent ("Data Rent") and the remaining [ ](5) percent shall be payable to Network (the "Residual Data Revenues"). For example, if; [ ](6).

                  3.2.2 "Data Service Revenues" for a particular Reporting Period shall include all revenues generated by Network on or from the Network Data Programming on the Service including, but not limited to, advertising and sponsorship, electronic or other commerce, and/or products and services for which a Service Subscriber pays (including subscriptions, if any) Network a fee. Notwithstanding anything to the contrary contained herein, Data Service Revenues shall not include revenues derived from data related to gambling or wagering activities.

                  3.3-1 "Reporting Period" for all Programming Service Revenues means the period between the 22nd day of one calendar month and the 21st day of the following calendar, as such Reporting Period may change from time to time in TESC's sole discretion. The Video Programming Service Revenues and the Data
Programming Service Revenues are sometimes collectively referred to herein as the Programming Service Revenues.

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(4) Confidential number omitted

(5) Confidential number omitted

(6) Confidential paragraph omitted

                  3.3.2 Notwithstanding Sections 3.1.2 and 3.2.2, TESC shall be entitled to adjust Programming Service Revenues for any given Reporting Period to account for: (i) differences between Programming Service Revenues previously calculated and Programming Service revenues actually collected by TESC; (ii) Programming Service refunds and credits that have previously been issued by TESC; and/or (iii) sales tax assessed on Programming Service that has previously been remitted by TESC. Network acknowledges and agrees that revenues actually collected by TESC from a particular Service Subscriber will first be applied towards the payment of outstanding balances due for any DISH Network programming services purchased by that Service Subscriber and then will be applied towards the payment of any outstanding balance due from that Service Subscriber for the Programming Service.

         3.4     Base Rent

                  3.4. Base Video Rent. In addition to any other amounts specified herein, Network agrees to pay TESC US$[ ](7) per calendar month for transmission of the Video Programming Service (the "Base Video Rent"). The Base Video Rent payment for each calendar month during the Term shall be due and payable in advance on the last business day of the immediately preceding calendar month. Network's obligation to pay the Base Video Rent shall be absolute, and shall not be contingent in any way on commercial viability or success of the Video Programming Service, or on amounts actually being collected from Service Subscribers.

                  3.4.2 Base Data Rent. In addition to any other amounts specified herein, Network agrees to pay TESC US$[ ](8) per calendar month for transmission of the Data Programming Service (the "Base Data Rent"). The Base Data Rent payment for each calendar month during the Term commencing upon launch of the data channel shall be due and payable in advance on the last business day of the immediately preceding calendar month. Network's obligation to pay the Base Data Rent shall be absolute, and shall not be contingent in any way on commercial viability or success of the Data Programming Service, or on amounts actually being collected from Service Subscribers. The Base Video Rent and the Base Data Rent are sometimes collectively referred to herein as the "Base Rent."

                  3.5 Residual Third Party Video Revenues. In the event that TESC transmits any third party audio or video content on the programming channels during any residual time between transmissions of Network's Video Programming, i.e., at times during which Network's Video Programming is not being transmitted, for reasons other than those set forth in Section 10.2 or due to termination or suspension by TESC of such transmissions pursuant to any other term or condition of this Agreement, then TESC shall be entitled to retain [ ](9) percent of Third Party Video Programming Service Revenues (as defined in
Section 3.5.1 below) as rent ("Third

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(7) Confidential number omitted

(8) Confidential number omitted

(9) Confidential number omitted

Party Video Rent") and the remaining [ ](10) percent shall be payable to Network (the "Residual Third Party Video Revenues").

                  3.5.1 "Third Party Video Programming Service Revenues" for a Particular period shall be defined as the net receipts to TESC from third parties resulting from the lease of the video channels which are the subject matter of this Agreement, to third parties during the period in which the video channels are actively in use by Network as contemplated hereunder but the Video Programming Service is not being transmitted at such time. Notwithstanding the foregoing, Third Party Video Programming Service Revenues shall not include, and in no event shall Network be entitled to , any portion of revenues generated from the sale of times on the video channel during which Network's Video Programming is not being transmitted due to the reasons set forth in Section
10.2 or due to termination or suspension by TESC of such transmissions pursuant to any other, term or condition of this agreement.

         3.6 Retail Price of Programming Service. The retail price for a single-family subscription to the Video Programming Service will initially be set at US$19.95 per month and US$150 per year per Service Subscriber. The retail price for a single-family subscription to the Data Programming Service will be mutually agreed by the Parties. Any subsequent changes to these rates shall be mutually agreed upon by Network and TESC. The retail price for the Programming Service for hotel and motel rooms shall be mutually agreed upon by the parties. The retail price for the Programming Service for private offices, patient rooms in hospitals, public and private commercial establishments and bulk-billed consumers shall be determined by TESC in its sole judgment.

                  3.7      Payments and Due Dates

                  3.7.1 Residual Revenues for a given Reporting Period shall be paid by TESC no later than forty-five (45) days after the end of the calendar month in which the Reporting Period ends.

                  3.7.2 Any payment  not made by Network to TESC  within  thirty
(30) days after it is due shall accrue interest at the rate of one percent (1%) per month, compounded monthly from the date such amount is due until it is paid.

                  3.7.3 Any  payment not made by TESC to Network  within  thirty
(30) days after it is due shall accrue interest at the rate of one percent (1%) per month, compounded monthly from the date such amount is due until it is paid.

4.   REPORTS; BOOKS AND RECORDS; AUDIT RIGHTS

         4.1 Reports. Within forty-five (45) days after the end of the calendar month in which the relevant Reporting Period ends, TESC shall supply to Network the total number of

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(10) Confidential number omitted

Service Subscribers as of the last day of the relevant Reporting Period and the immediately preceding Reporting Period. Subject to technical feasibility, TESC will use reasonable commercial efforts to supply Network with reports delineating Subscriber Information and indicating the number of new Service Subscribers activated during mutually agreed upon intervals. Network acknowledges and agrees that all information provided by TESC to Network under this Section 4.1 is deemed proprietary to TESC, and Network represents and agrees that it will treat all such information confidential in the same manner as all Subscriber Information (as hereinafter defined in Section 11.11.2 below) under Section 11.11.2 of this Lease.

         4.2 Books and Records. TESC shall maintain for a period of at least two
(2) years, during the Term and for one (1) year thereafter, complete and accurate records pertaining to distribution of the Programming Service pursuant to this Lease.

                  4.3 Audit Rights. No more than once every twelve (12) months during the term and on a one-time basis only for one (1) year thereafter, and upon at least thirty (30) business days advance written notice, Network shall have the right through a nationally recognized independent accounting firm, to perform an audit at TESC's offices, during normal business hours, of the books and records of TESC with respect to the Programming Service only for the sole purpose of verifying Residual Revenue payments. Such audit shall be conducted at Network's sole cost, and Network shall promptly provide TESC with a copy of any such audit. If during the course of an audit Network uncovers that TESC has failed to make any Residual Revenue payment or made any underpayments of greater than ten percent (10%) with respect to any Residual Revenue payment made, TESC shall pay to Network, in addition to the unpaid or underpaid Residual Revenue payment, the reasonable costs and expenses incurred by Network in connection with such audit. Network shall, and hereby agrees to obtain the written agreement of any representative or agent conducting such audit on its behalf (including, without limitations accountants and attorneys) to, maintain the confidential treatment of all audited information of TESC in accordance with the provisions of Section 11.11. Performance and acceptance of an audit by Network of TESC's books and records shall be conclusively deemed as acceptance by Network of full and final payment by TESC with respect to all accounts covered by such audit; provided that any unpaid or underpaid Residual Revenues revealed by such audit and any audit expenses required to be paid by TESC under this
Section 4.3 are actually paid in full by TESC.

5.   MARKETING AND SALES

           5.1    Marketing and Press Releases by Network

                  5.1.1 Marketing by Network. Network will use its best efforts to market and promote the Programming Service to prospective Service Subscribers throughout the Territory. In no event will Network or any of its Affiliates directly or indirectly use any TESC Identifying

Information in connection with the marketing and promotion of the Programming Service without TESC's prior written approval which approval TESC may withhold in its sole discretion. For purposes of this Lease, "TESC Identifying Information" shall mean any logos, trademarks, service marks, trade names or other information in any form now or hereafter used by TESC and/or any of its Affiliates to identify itself or themselves or any of its or their products and/or services. Network shall provide to TESC, at least thirty (30) days prior to first use, an example of any advertising or promotional materials to be used by Network and/or any of its Affiliates that directly or indirectly use any TESC Identifying Information in connection with the marketing and promotion of the Programming Service, which use has not, within the past twelve months, been approved by TESC in exactly the form intended for use. TESC may reject and prohibit Network and its Affiliates from using such materials, for any reason or no reason in its sole and absolute discretion. In the event that TESC does not grant written approval of marketing materials within five (5) business days after receiving them from Network, the marketing materials submitted shall be deemed rejected and Network and its Affiliates shall be prohibited from using such materials. In the event that Network or any of its Affiliates: (i) directly or indirectly uses any TESC Identifying Information in connection with the marketing and promotion of the Programming Service without TESC's prior written approval; or (ii) is required to, but fails to provide TESC with proposed advertising or promotional materials at least thirty (30) days prior to first use, TESC shall be entitled to terminate this Lease effective immediately upon delivery of written notice to Network. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise. Notwithstanding the foregoing, Network may market and promote the Programming Service as being available on a "high-powered DBS service" (or words of substantially the same import). All advertising, marketing and promotional materials utilized by Network in connection with the Programming Service: (a) will not directly or indirectly advertise, market, promote or otherwise refer to any distributor of programming services which is not owned and/or operated by TESC and/or it Affiliates; and (b) in the event that TESC exercises the Option set forth in Exhibit A hereto, will direct prospective Service Subscribers solely to the toll-free telephone number established by Network under Section 5.4.5 below.

                  5.1.2 Press Releases by Network. In no event will Network or any of its Affiliates directly or indirectly use any TESC Identifying Information in any press release issued by Network and/or its Affiliates without TESC's prior written approval, which approval TESC may withhold in its sole discretion. Network shall provide to TESC, at least thirty (30) days prior to release and in exactly the form intended to be publicly released by Network and/or any of its Affiliates, any and all press releases which directly or indirectly use any TESC Identifying Information (as defined in Section 5.1.1 above). TESC may reject and prohibit Network and its Affiliates from publicly releasing such press releases, for any reason or no reason in its sole and absolute discretion. In the event that TESC does not grant written approval of a press release within five (5) business days after receiving it from Network, the press release submitted shall be deemed rejected and Network and its Affiliates shall be prohibited from publicly releasing it. In the event that Network and/or any of its Affiliates: (i) directly or indirectly uses any TESC Identifying Information in any press release issued by Network and/or its Affiliates without TESC's prior written approval, or (ii) is required to, but fails to provide TESC with a proposed press release at least thirty (30) days prior to release, TESC shall be entitled to immediately terminate this Lease by providing written notice to Network to that effect. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

         5.2 Marketing by TESC. TESC shall have the right, but not the obligation, to market and promote the all or any portion of the Programming Service in a substantially similar manner as it markets and promotes other programming services transmitted in a digitally compressed and encrypted format via the then current satellite used by TESC to transmit the Programming Service. TESC shall also have the right but not the obligation to direct prospective Service Subscribers who contact TESC or any of its Affiliates with inquiries about the Programming Service to the toll-free telephone number established by Network under Section 5.4.5 below. Network agrees to permit TESC to use Networks trademarks to market the Programming Service to customers.

         5.3 Electronic Programming Guide. Network acknowledges and agrees that the Programming Service will not be included in the electronic programming guide ("EPG") generally available to DISH Network customers, and that the Programming Service will only be included in the EPG of individuals who subscribe to the Programming Service. Subject to technical feasibility, TESC will use reasonable commercial efforts to include all or portions of the Programming Service in the EPG of individuals who subscribe to other adult-oriented programming services offered on DISH Network. Notwithstanding the foregoing, TESC reserves the right to alter, substitute, delete or otherwise modify the display of individual program titles on the EPG, as TESC determines its sole and absolute discretion.

         5.4      Sales.

                  5.4.1 Until such time, if ever, that TESC in its sole discretion decides otherwise, TESC shall be responsible for receiving and processing orders for the Programming Service. At all times during the Term, TESC shall be responsible for billing and collecting payment from Service Subscribers, and the authorization and deauthorization of IRDs to receive the Programming Service; provided, however, that TESC shall have absolutely no obligation to authorize, and hereby expressly retains the right to deauthorize any IRD which TESC determines in its sole judgment is: (i) located outside the Territory, or (ii) which is within the control of any person who may not legally purchase the programming service or to whom the Programming Service may not legally be sold; provided, further, that TESC shall have absolutely no obligation to authorize an IRD to receive the Programming Service unless Network provides TESC with a street mailing address (i.e.. not a post office box) for the prospective Service Subscriber.

                  5.4.2 Network acknowledges and agrees that under no circumstances shall Network collect any payment for Programming Service subscriptions directly from any Service Subscriber, and that all payments for Programming Service subscriptions will be made directly to TESC. In the event that, notwithstanding Network's best efforts to comply with this requirement, any Service Subscriber forwards any payment to Network rather than to TESC directly, Network shall immediately forward the payment, together with any applicable sales or similar taxes, to TESC without deduction or offset of any kind, and shall instruct the Service Subscriber that all future payments for the Programming Service must be made to TESC directly.

                  5.4.3 Network will use its best efforts to market and sell to Service Subscribers one of TESC's programming packages that includes at least ten (10) basic programming services. TESC may, as a condition of furnishing certain programming services to Service Subscribers, including without limitation, the Programming Service, pay-per-view and a la carte programming, impose additional access fees if a Service Subscriber does not maintain a minimum level of programming services as determined by TESC, as such additional access fee may change from time to time in TESC's sole discretion

                  5.4.4 Network further acknowledges and agrees that the distribution of the Programming Service to Service Subscribers by TESC via the DTH System is subject to the terms and conditions of the Residential Customer Agreement attached hereto as Exhibit B, as such agreement may change from time to time in TESC's sole discretion

         5.5 TESC's Announcements. If Network delivers the Programming service in a format which provides for the insertion and integration of announcements by TESC, then TESC shall be entitled to the same amount of time per each hour of delivery of the Programming Service as Network allots for any other operator distributing the Programming Service, but in no event less than a reasonable amount of time in accordance with industry standards. In addition to and without limitation of the foregoing, Network will schedule at least one (1) thirty (30) second video spot for announcements by TESC per four hours of delivery of the Programming Service. Such spots will be distributed roughly evenly throughout the hours of delivery of the Programming Service, unless the parties mutually agree otherwise.

         5.6      Packaging Requirements.

                  5.6.1  TESC  may  offer  a  la  carte   subscriptions  to  the
Programming Service or bundle the sale of the Programming Service with any of TESC's new or existing programming packages or services.

                  5.6.2 In the event that TESC elects to bundle the Programming Service with any other programming package(s) or service(s) (collectively, the "Bundled Service"), the number of Service Subscribers attributable to the Bundled Service as of the last day of any given Reporting Period shall be equal to the quotient of the amount of Bundled Service Revenues attributable to the Programming Service under Section 5.6.3 below during that particular Reporting Period divided by the then current retail price per month for a single-family subscription to the Programming Service. For example, if $100,000.00 in Bundled Service Revenues are attributable to the Programming Service under Section 5.6.3 below during a given reporting month and the then current retail price per month for a single-family subscription to the Programming Service is $24.99, there would be 4,002 Service Subscribers attributable to the Bundled Service as of the last day of that reporting month.

                  5.6.3 "Bundled  Service  Revenues" for a particular  Reporting
Period shall be calculated in the same manner as Programming Service Revenues under Sections 3 above. The percentage of Bundled Service Revenues attributable to each particular programming package or service comprising the Bundled Service shall be equal to the quotient of the then current retail price per month for a single-family subscription to the relevant programming package or service divided by the sum of the then current retail prices per month for single-family subscriptions to each of the individual programming packages or services constituting the Bundled Service. For example, if TESC bundles the Video Programming Service ($24.99 per month for a single-family subscription) with "Channel X" ($15.99 per month for a single-family subscription) and "Channel Y" ($9.99 per month for a single-family subscription), then the percentage of Bundled Service Revenues attributable to the Video Programming Service is equal to the quotient of then current retail price per month for a single-family subscription to the Programming Service ($24.99) divided by the sum of the then current retail prices per month for single-family subscriptions to the Video Programming Service, Channel X and Channel Y ($50.97), or forty nine percent (49%).

6    RECEPTION AND DISTRIBUTION OF THE PROGRAMMING SERVICE

           6.1 Signal Delivery by Network. Network shall be solely responsible for all costs of production programming and delivery of the Programming Service to TESC's, uplink facility in Cheyenne, Wyoming (the "Uplink Facility"), including the acquisition, delivery and installation of any equipment, including non-standard broadcast equipment, necessary to receive the Programming Services at the Uplink Facility. Network will initially deliver the Programming Service's signal to the Uplink Facility via a domestic communications satellite(s) or backhaul mutually agreed to in advance in writing. Network will transmit to TESC a high-quality signal for the Programming Service from a satellite and shall keep TESC apprised of both the satellite and transponder it is using for such transmission. The signal which carries the Programming Service to the Uplink Facility may be encrypted at the sole option and expense of Network; provided that Network provides TESC with a primary and secondary IRD capable of decoding the signal at least twenty-one (21) days prior to commencement of the delivery of encrypted signals. TESC acknowledges that Network has provided TESC with a primary and secondary IRD which are capable of decoding Network's current signal within a sufficient period of time prior to commencement of delivery of Network's current signal. Network agrees that, if it intends to deliver the Programming Service's signal to the Uplink Facility in a digital format, it will provide TESC, twenty-one (21) days prior to the Commencement Date, with a primary and secondary IRD in order that TESC may receive the Programming Service's digital signal from the Network's satellite. In the event that TESC or any of its Affiliates are required under any applicable federal state or local law or regulation to provide the Programming Service in a close-captioned format, Network agrees, at Network's sole cost and expense (including without limitation the payment of any additional production costs associated therewith), to deliver the Programming Service to the Uplink Facility in a close captioned format.

         6.1.1 Network represents that up to the time of execution hereof two of the video channels which are the subject matter of this Agreement, have been delivered via satellites and services owned and operated by Loral SkyNet, Inc. ("Loral"). Network warrants and represents that prior to execution hereof it has obtained all necessary written consents, approvals and waivers from Loral in order to transfer the said channels from Loral's satellite, to TESC's satellite hereunder and to fully perform under this Agreement without claim of any kind by Loral and/or any of its affiliates, against Network and/or its Affiliates or TESC and/or its Affiliates. Network and its Affiliates hereby agree to indemnify, defend (through counsel of the relevant TESC Indemnitees choice) and hold harmless the TESC Indemnitees from, against and with respect to any and all direct and indirect claims damages, liabilities, costs and expenses (including the payment of reasonable attorney fees in advance) incurred in connection with any civil, criminal administrative and other claim against any of the TESC Indemnities arising out of or relating in any way to Network's relationship with Loral and the transfer of the two channels as described above.

         6.2      Signal Transmission by TESC.

                  6.2.1 Network is responsible for providing to TESC, at Networks sole cost and expense, all equipment necessary for TESC to receive the Programming Service. Except as otherwise set forth in the immediately preceding sentence, TESC shall be responsible for the costs of compression encryption and transmission of the Programming Service from the Uplink Facility to the DTH System and to Service Subscribers; provided however, that if Network desires to change the technology used to deliver or encode the signal after the date first set forth above, Network agrees to give TESC written notice of the technology that will be used to deliver and/or encode the signal at least sixty (60) days prior to the date upon which Network intends to commence delivery and/or encoding of the Programming Service using that technology. Network agrees to pay all reasonable additional costs to be incurred by TESC in order to receive, decode, compress, digitize, transmit or any other manipulation of the signal due to such change in technology within fifteen (15) days after delivery of such notice. In the event that Network fails to pay such costs in a timely manner, then TESC may at its option by notice to Network cease transmission of the Programming Service from the DTH System and terminate this Lease. Any such termination shall be without prejudice to any other fights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

                  6.2.2 In the event that Network desires to change the satellite transmitting the Programming Service to the Uplink Facility, Network agrees to give TESC written notice of the satellite and transponder location by which the Programming Service will be delivered to the Uplink Facility at least sixty (60) days prior to the date upon which Network intends to commence delivery of the Programming Service via satellite or to switch the satellite used to deliver the Programming Service to the Uplink Facility. In the event that the satellite indicated by Network in any such notice cannot be received by TESC using exisiting antennas at the Uplink Facility, Network agrees to pay all reasonable costs associated with the purchase of appropriate downlink antenna equipment for, and the installation and integration of such equipment at, the Uplink Facility within fifteen (15) days after delivery of such notice. In the event that Network fails to pay such costs in a timely manner, then TESC may, at its option, by notice to Network delete carriage of the Programming Service from the DTH System and terminate this Lease. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

                  6.2.3 Network will ensure that all satellite transmissions to TESC have a high-quality signal for the Programming Service and shall keep TESC apprised of both the satellite and transponder it is using for such transmissions. Satellite signals carrying the Programming Service to the Uplink Facility may be encrypted at the sole option and expense of Network provided that Network provides TESC with a primary and secondary IRD capable of decoding the signal at least twenty-one (21) days prior to commencement of the delivery of encrypted signals. TESC acknowledges that Network has provided TESC with a primary and secondary IRD which are capable of decoding Network's current signal within a sufficient period of time prior to commencement of delivery of Networks current signal. Network agrees that, if it intends to deliver the Programming Service's signal to the Uplink Facility in a digital format, it will provide TESC, twenty (21) days prior to the Commencement Date, with a primary and secondary IRD in order that TESC may receive the Programming Service's digital signal from the Network's satellite. Notwithstanding anything to the contrary set forth herein, Network acknowledges and agrees that TESC has no obligation to distribute the Programming Service via the DTH System in any manner which is now, or at any time hereafter may be, prohibited under applicable local, state or federal laws and regulations, including without limitation statutes, laws, rules, regulations and orders enforced, administered, promulgated or pronounced by the Federal Communications Commission or any successor agency thereto, as amended from time to time.

7.   REPRESENTATIONS, WARRANTIES  AND COVENANTS

           7.1 General Representations, Warranties and Covenants. Network represents, warrants and covenants to TESC that: (i) it has and will continue to have full and sole authority, ability and right to enter into and fully perform this Lease; (ii) it has not and will not during the Term enter into an agreement or arrangement which limits the full performance of its obligations hereunder;
(iii) it is and will remain in full compliance with all applicable local, state and federal laws and regulations, including without limitation such statutes, laws, rules, regulations and orders enforced, administered, promulgated or pronounced by the Federal Communications Commission or any successor agency thereto, as amended from time to time; (iv) it is under no obligation and will not become subject to any obligation that might interfere with its performance of this Lease; (v) it has all rights necessary to grant TESC the right to distribute the Progranuning Services and to use Network's trademarks, service marks, logos and related trade usages as permitted hereunder; (vi) no civil, criminal, administrative or other claims have ever been filed against Network its Affiliates or any predecessor entity of either alleging a violation of any federal, state, local or other gambling, wagering, obscenity, indecency and/or similar laws; and (vii) it will comply with all of its representations, warranties, obligations, covenants and responsibilities herein contained. All representations, warranties and covenants made under this Section 7 shall survive the termination or earlier expiration of this Lease for a period of three (3) years following expiration or earlier termination. In the event that Network's representation and warranty under subsection (vi) above ultimately proves untrue, TESC shall be entitled to terminate this Lease effective immediately upon delivery of written notice to Network. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

         7.2 Representations, Warranties and Covenants as to Content. Network represents, warrants and covenants that all programming included as part of the Programming Service (whether or not set forth on Exhibit A hereto) will not be obscene, libelous, slanderous, or defamatory, or in violation of any gambling or wagering laws, or any other federal state, local or other laws, nor will it contain any material which violates or infringes any copyright, right of privacy or literary or dramatic right of any person or entity. Network is responsible for making (and hereby represents and warrants that it will pay as and when due) all copyright, royalty or other performance rights payments through to the viewer, including, without limitation payments to ASCAP, BMI, SESAC and any other applicable music performance society or other applicable entity (collectively referred to as the "Performance Right Fees") with respect to all programming included as part of the Programming Services (whether or not set forth on Exhibit A hereto). In the event that Network breaches any of its representations and warranties under this Section 7.2, TESC shall be entitled to terminate this Lease effective immediately upon delivery of written notice to Network. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

8.    INDEMNIFICATION

         8.1 Indemnification by Network and its Affiliates. Network and its Affiliates hereby agree to indemnify, defend (through counsel of the relevant TESC Indemnitees choice) and hold harmless TESC, its Affiliates, and the directors, officers, employees and agents of TESC and/or any of TESC's Affiliates (collectively, the "TESC Indemnities") from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including the payment of reasonable attorney fees in advance) incurred in connection with any civil criminal, administrative and other claim against any of the TESC Indemnities arising out of or relating in any way to: (i) Network's breach of any material provision of this Lease; (ii) the breach of any of Networks representations or warranties herein; (iii) material or programming supplied by Network and/or any of its Affiliates (whether or not set forth in Exhibit A hereto), including without limitation any claims alleging that the transmission of any programming provided by Network and/or any of its Affiliates (whether or not set forth in Exhibit A hereto) is obscene, libelous, slanderous or defamatory, violates any gambling or wagering laws, or violates or infringes any copyright, right of privacy or literary or dramatic right of any person or entity; (iv) Networks and/or any of its Affiliates' advertising and marketing;
(v) the  transmission  of
any programming as part of the Programming Service (whether or nor set forth on Exhibit A hereto) which violates or requires payment of any Performance Rights Fees; (vi) any other materials, including advertising or promotional copy, supplied and/or approved by Network, (vii) the use of any logos, trademarks, service marks, trade names or other TESC Identifying Information inconsistent with TESC's written instructions or this Lease; and/or (vii) TESC ceasing to transmit the Programming Service for any reason permitted hereunder;.

           8.2 Indemnification by TESC. TESC shall indemnify and hold harmless each of Network, its Affiliates, directors, officers, employees and agents of Network, (collectively, the "Network Indemnities") from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred in connection with any claim against the Network Indemnities arising out of (i) TESC's breach of any material provision of this Lease; and/or (ii) TESC's advertising and marketing of the Programming Service (unless materials are provided or approved by Network).

           8.3 Notice of Indemnification Claim. Should either party wish to assert a claim for indemnification, such party shall do so by promptly notifying the other party in writing of such claim. The indemnifying party shall undertake the defense of any such claim or action and permit the indemnified party to participate therein at the indemnified party's expense. The settlement of any such claim or action by an indemnified party, without the indemnifying parties prior written consent, shall release the indemnifying parry from its obligations hereunder with respect to such claim or action so settled. The indemnities contained in this Article 8 shall continue throughout the Term and shall survive the termination of this Lease.

9. LIMITATION OF LIABILITY IN NO EVENT SHALL TESC OR ANY AFFILIATE OF TESC BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO NETWORK (INCLUDING WITHOUT LIMITATION, ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT FOR EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, CREATION OF CLIENTELE, ADVERTISING COSTS, TERMINATION OF EMPLOYEES OR EMPLOYEES SALARIES, OVERHEAD OR FACILITIES INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS LEASE), WHETHER FORESEEABLE OR NOT, CLAIMS UNDER DEALER TERMINATION, PROTECTION, NON-RENEWAL OR SIMILAR LAWS, FOR ANY CAUSE WHATSOEVER WHETHER OR NOT CAUSED BY TESC'S NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL ANY PROJECTIONS OR FORECASTS BY TESC BE BINDING AS COMMITMENTS OR PROMISES BY TESC.

10.   TERMINATION

           10.1    Termination by Either Party

                    10.1.1 Termination. Subject to Section 10.1.2 below, upon thirty (30) days prior written notice (or ten (10) days in the case of a payment default), either party may terminate this Lease in the event: (i) the other party has made any material misrepresentation; (ii) the other party has breached any of the material warranties, covenants or material obligations; or (iii) the other party becomes insolvent or seeks relief under any insolvency statute, is placed in receivership or liquidation, or makes any assignment for the benefit of creditors. The right of a party to terminate this Lease in any such instances shall be in addition to any other rights or remedies it may have under this Lease, at law, in equity or otherwise.

                  10.1.2 Opportunity to Cure. Upon receiving written notice of termination due to breach or default as specified in Section 10.1.1 above, the notified party shall use its reasonable efforts to immediately commence to cure such breach or default; provided however, that the notified party shall have:
(i) up to a maximum of thirty (30) days (or ten (10) days in the case of a payment default), if needed, from the receipt of such notice to cure the breach or default: or (ii), except in the case of a payment default, if such cure is capable of cure but cannot be reasonably completed in such period, and the notified party has commenced and is diligently pursuing such cure, then for such longer period necessary to complete such cure, but in no event to exceed ninety
(90) days in total. If such breach or default is timely cured, the notice of termination shall be null and void.

10.2   Termination by TESC.

                  10.2.1 If TESC determines, in its sole judgment, that the activities contemplated under this Lease or any other circumstances, including without limitation an increase in obscenity prosecutions or prospective or current customer or citizen protests against gambling, wagering, or adult-oriented products or services, may: (i) adversely impact the business, reputation, interests, or goodwill of TESC and/or any of its Affiliates, or (ii) result in the institution of civil, criminal, administrative or other proceedings against TESC and/or any of its Affiliates, TESC may take such actions as it deems necessary in its sole judgment to protect the business, reputation, interests, and goodwill of TESC and/or any of its Affiliates and to prevent the institution of any such proceedings against TESC and/or any of its Affiliates, including without limitation termination of the Lease and suspension and/or restriction of the transmission of the Programming Services in the Territory or any portion of the Territory, or to certain Service Subscribers. TESC shall have no liability or obligations to Network as a result of such actions, and in the event that TESC elects to terminate the Lease, TESC shall have no further obligations to Network whatsoever, except that TESC shall not be relieved of its obligations to pay moneys due or which become due to Network as of or subsequent to such termination. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

                   10.2.2 This Lease shall terminate automatically should any of the following occur, unless TESC notifies Network to the contrary in writing:
(i) Network becomes insolvent, or voluntary or involuntary bankruptcy, insolvency or similar proceedings are instituted against

Network; (ii) Network, for more than twenty (20) consecutive days, fails to maintain operations as a going business; (iii) Network, for more than twenty
(20) consecutive days, ceases to actively market and promote the Programming Service; (iv) Network, or any officer, director, substantial shareholder or principal of the Network is convicted in a court of competent jurisdiction of any offenses substantially related to the business conducted by the Network in connection with this Lease; (v) Network fails to comply with any applicable local, state and federal laws and regulations, including without limitation such statutes, laws, rules, regulations and orders enforced, administered, promulgated or pronounced by the Federal Communications Commission or any successor agency thereto, as amended from time to time; (vi) Network falsifies any documents, records or reports required hereunder; (vi) Network fails to renew, or loses, due to suspension, cancellation or revocation, for a period of fifteen (15) days or more, any license, permit or similar document or authority required by law or governmental authority having jurisdiction, that is necessary in carrying out the provisions of this Lease and to maintain its corporate or other business status, as in effect as of the effective date of this Lease;
(viii) Network makes any representation or promise on behalf of TESC inconsistent with the representations or promises that TESC has specifically authorized Network to make on behalf of TESC in this Lease; or (ix) any actual or alleged fraud, misrepresentation, or illegal action of any sort by Network in connection with this Lease. Any such termination under this Section 10.2.2 shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

11.  MISCELLANEOUS

         11.1 Network's Ownership of Programming Service. All rights, title and interest in and to the Programming Service, and all advertising and promotional materials produced by Network, ideas, formats and concepts contained therein or used in connection therewith (including all copyrights) shall, as between the parties, at all times be the sole property of Network, and TESC shall not make any claim to the contrary.

         11.2 Counterparts. This Lease may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

           11.3 Assignment. Network shall not assign this Lease without the prior written consent of TESC, which consent may be withheld in TESC's sole and absolute discretion, except to an Affiliate of Network; provided, however, that, such Affiliate is: (i) at least as creditworthy as Network at the time it originally executed this Lease; (ii) is not a direct or indirect provider of direct to home programming; and (iii) Network unconditionally guarantees the full and timely payment and performance of the Affiliate's obligations under this Lease. In furtherance and without limitation of the foregoing, any merger, reorganization or consolidation of Network shall be deemed an assignment requiring TESC's consent hereunder. In furtherance and without limitation of the foregoing, in the event that any person or entity who, as of the date first written above, did not possess, directly or indirectly, the power to direct or cause the direction of management or policies of Network, whether by virtue of the ownership of voting stock, by contract or otherwise, later comes into possession of such power, that will be considered an assignment requiring TESC's consent hereunder. TESC may assign this Lease in whole or in part at any time without Network's consent. In the event that Network assigns or attempts to assign this Lease in violation of this Section 11.3, TESC shall be entitled to terminate this Lease effective immediately upon delivery of written notice to Network. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

           11.4 Relationship of the Parties. The relationship of the parties hereto is that of independent contractors. Nothing contained herein shall be deemed to create, and the parties hereto do not intend to create, any relationship of employee/employer, partnership, joint venture or agency, nor shall any similar relationship be deemed to exist between them. Network hereby represents that it is not dependent upon TESC for a major part of its business.

           11.5 Force Majeure. Notwithstanding anything to the contrary in this Lease, neither party shall be liable to the other for failure to fulfill its obligations hereunder if such failure is caused by or arises out of an act of force majeure including acts of God, war, strike, riot labor dispute, natural disaster, technical failure (including the failure of all or part of the Network's domestic communications satellite or TESC's Satellite, or transponders on which the Programming Service is delivered by Network to TESC or by TESC to Service Subscribers, or of the related uplinking or other equipment), governmental order or regulation or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence. The Term of this Lease shall be suspended during the period when a party is unable to fulfill its obligations hereunder by reason of such occurrence. In addition, the shared revenue payable by TESC shall be reduced on a prorated basis if by reason of force majeure, a Service Subscriber receives the Programming Service for less than a full month and the Programming Service charge to such Service Subscriber is reduced accordingly. If a Force Majeure event is reasonably expected to continue for more than three (3) months, either party may terminate this Agreement by providing thirty (30) days prior written notice to the other party. TESC shall have the right to preempt the Programming Service if there is a total or substantial in-orbit failure of a satellite that prevents TESC and/or its Affiliates from continuing a significant portion of the DISH Network without such preemption

           11.6 Waiver. The failure of either party at arty time to enforce any right or remedy available to it under this Lease or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

           11.7 Notices. Except as otherwise expressly set forth herein, any notices to be given pursuant to this Lease ("Notice") shall be in writing, signed by the party issuing them, and sent by: (i) facsimile transmission; (ii) first class certified mail postage prepaid; or (iii) overnight courier service, charges prepaid, to the party to be notified, addressed to such party at the following address, or sent by facsimile to the following fax number, or such other address or fax number as such party may have substituted by notice given to the others in accordance with this Section. The sending of such notice with confirmation or receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by certified mail or by overnight courier service) shall constitute the giving thereof.

                 If to Network:     American Digital Communications, Inc.
                                    745 Fifth Avenue, Suite 900
                                    New York New York 10151
                                    Attention: John G. Simmonds
                 Fax No.:

                 If to TESC:        Transponder Encryption Services Corporation
                                    90 Inverness Circle East
                                    Englewood, Colorado 80112
                                    Attn: Mark Jackson, President
                                    Fax No.: (303) 723-1999

                 with a copy to:    Transponder Encryption Services Corporation
                                    90 Inverness Circle East
                                    Englewood, Colorado 80112
                                    Attn: R- Stanton Dodge, Corporate Counsel
                                    Fax No.: (303) 723-1699

           11.8 Governing Law and Exclusive Jurisdiction, This Lease shall be construed by and governed in accordance with the laws of the State of Colorado, without regard to its choice of law provisions. The federal and state courts located in the State of Colorado shall have exclusive jurisdiction to hear and determine any claims, disputes, actions or suits which may arise under or out of this Lease. The parties voluntarily consent to the personal jurisdiction of, and waive any objection as to venue in, such courts for such purposes.

           11.9 Severability. The parties agree that each provision of this Lease shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. The invalidation or unenforceability of any of the provision contained in this Lease shall in no way affect any of the other provisions hereof or the application thereof and the same shall remain in full force and effect. In the event that a court of competent jurisdiction determines that any term or provision herein, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, it shall be construed by limiting and reducing it so as to be enforceable under then applicable law.

         11.10 Entire Agreement, Exhibits, Amendments, Captions and Construction

                           11.10.1 This Lease  (including  any Exhibits  hereto)
contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations or undertakings between the parties with respect to the subject matter hereof. The captions used herein are for reference purposes only and shall not be used in the interpretation of this Lease. In the case of a conflict between the provisions of this Lease and any Exhibit this Lease shall prevail.

                           11.10.2  This  Lease  has  been  fully  reviewed  and
negotiated by the parties hereto and their respective counsel. Accordingly, in interpreting this Lease, no weight shall be placed upon which party hereto or its counsel drafted the provision being interpreted.

                           11.10.3 No waiver,  modification  or amendment of any
of the terms or conditions of this Lease shall be effective unless memorialized in a writing that has been signed by both parties hereto.

           11.11           Confidentiality.

                           11.11.1 Each party  agrees,  and it is of the essence
under this Lease, that they and their employees, representatives and agents have maintained and will maintain in confidence, the terms and provisions and existence of this Lease, as well as all data, summaries, reports or information of all kinds, whether oral or written acquired or devised or developed in any manner from the disclosing party personnel or files, and that they have not and will not reveal the same to any persons not employed by the disclosing party except: (i) at the written direction of such party; (ii) to the extent necessary to comply with the law, the valid order of a court of competent jurisdiction, or a requirement of the Securities and Exchange Commission or any successor agency thereto, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible prior to making any disclosure) and shall seek confidential treatment of such information; (iii) in connection with any arbitration proceeding; (iv) as part of its normal reporting or review procedure to its partners, parent company, its auditors, its attorneys and its investment bankers, and such parent company, auditors, attorneys and investment bankers agree to be bound by the provisions of this Section 11.11; and (v) in order to enforce any of its rights pursuant to this Lease.

                           11.11.2  Network  acknowledges  and  agrees  that all
subscribers who subscribe to the Programming Service shall be deemed customers of TESC for a purposes relating to programming services (including but not limited to video, audio and data) and the hardware necessary to receive such services. Network acknowledges and agrees that the names, addresses, profiles and other identifying information of such subscribers ("Subscriber Information") are as between Network and TESC, the sole and exclusive property of TESC. During the term of this Lease and at all times thereafter, Network agrees that it will treat all Subscriber Information strictly confidential, and will not directly or indirectly disclose any

Subscriber Information or directly or indirectly use, or permit any others to use, any Subscriber Information for any purpose. By example, but not by way of limitation, Network shall not directly or indirectly use any Subscriber Information for the purpose of soliciting, or to permit any others to solicit, subscribers to subscribe to the Programming Service or any other programming services.

                  11.11.3 Each party agrees that a breach of these obligations of confidentiality will result in the substantial likelihood of irreparable harm and injury to the other party, for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, each party agrees that the other party shall have the right, in addition to any other remedies available, to obtain immediate injunctive relief as well as other equitable relief allowed by the federal and state courts. The foregoing remedy of injunctive relief is agreed to without prejudice to the other party's to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Lease and seek damages or other contractual, legal or equitable relief The foregoing confidentiality obligations will survive termination of this Lease.

                  11.11.4 In the event that Network derives an economic benefit, in any form, from a violation of its obligations under Section 11.11.2, it is hereby agreed that such economic benefit is the property of TESC and that Network shall deliver the cash value of the economic benefit to TESC immediately upon receipt of the economic benefit. It is further agreed that Network shall hold such economic benefit in trust for the benefit of TESC until such time as its cash value is delivered to TESC. The foregoing is agreed to without prejudice to TESC to exercise any other rights and remedies it may have, including without limitations the right to terminate this Lease and seek damages or other contractual, legal or equitable relief The confidentiality obligations set forth in this Section 11.11 will survive termination of this Lease indefinitely.

                  11.12 Compliance with Law. Network acknowledges and agrees that TESC's ability to Perform under this Lease is subject to, all applicable federal state and local laws, rules and regulations, including without limitation: (1) all provisions of the Communications Act of 1934, as amended from time to time during the term of this Lease; and (2) the rules and regulations of the Federal Communications Commission or any successor agency thereto, as amended from time to time.

                  11.13 Benefits. This Lease shall be binding upon, and shall redound to the benefit of, both of the parties hereto and their respective successors and assigns.

                  11.14 Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of default or breach by either party of this Lease are cumulative and shall not affect in any manner any other remedies that the other party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

                  11.15 Attorney-Fees. In the event of any suit or action to enforce or interpret this Lease or any provision thereof, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney fees, both at trial and on appeal, in addition to all other sums allowed by law.

                  11.16 Corporate Guarantee. Upon execution of this Lease, Network will provide the TESC Parties with: (i) a guarantee (the "Guarantee") in the form set forth in Exhibit C hereto executed by Simmonds Capital Limited ("Guarantor"), an Ontario, Canada corporation having a principal place of business at 580 Granite Court, Pickering, Ontario LIW3Z4 Canada; and (ii) a resolution of the Board of Directors of Simmonds Capital Limited approving, adopting, ratifying and confirming the Guarantee, which has been duly certified by the Secretary of Guarantor. In the event that Network fails to provide either document to TESC as scheduled in this Section 11.16, TESC shall be entitled to terminate this Lease effective immediately upon delivery of written notice to Network. Any such termination shall be without prejudice to any other rights or remedies that TESC might have under this Lease, at law, in equity or otherwise.

11.17         Insurance Requirements.

                           11.17.1 Network shall, at its sole expense,  keep the
following  insurance  coverages in full force and effect during the term of this
Lease:

                                    (a) Commercial  General  Liability  coverage
which includes Premises/Operations, Products/Completed Operations, Contractual Liability, Independent Contractors, Broad Form Property Damage, and Personal Advertising Injury with limits of not less than One Million United States Dollars ($1,000,000.00) per occurrence;

                                    (b)   Broadcasters    Liability    insurance
coverage which includes Personal/Advertising Injury, Bodily Injury and Property Damage with limits of not less than One Million United States Dollars ($1,000,000) per occurrence and

                                    (c) Umbrella  Liability  insurance  coverage
following the form underlying policies with limits of not less than Ten Million United States Dollars ($10,000,000) per occurrence.

                           11.17.2  TESC,  its  Affiliates  and the officers and
employees of each shall be named as additional insureds on all of the above coverages. Network for itself and its insurer hereby waives any rights of subrogation against TESC, its Affiliates and the officers and employees of each.

                           11.17.3 The foregoing coverages shall be evidenced by
a certificate of insurance acceptable to TESC. Such certificate shall be issued by an insurance carrier with an A.M. Best rating of "A-" or better and shall be provided, with such endorsements as required hereunder, to TESC upon execution of this Lease by Network. Such insurance certificate shall provide: (i) that the coverages thereon shall not be substantially modified or canceled without thirty
(30) days' prior written notice to TESC; and (ii) that TESC shall be notified in writing of Network's failure to renew any policy on the certificate by each policy anniversary date during the term of this Lease. The foregoing insurance shall be provided in the form of "occurrence" policies.

                           11.17.4  Network's  indemnity  obligations  set forth
above shall not be negated or reduced by virtue of Network's insurance carrier's denial of insurance coverage for the occurrence or event which is the subject matter of the claim or refusal to defend TESC and/or any of its Affiliates.

                           11.17.5  Compliance by Network with the  requirements
of this section as to carrying insurance and furnishing proof thereof to TESC shall not relieve network of its indemnity liability set forth above or its liability to TESC specified in any other provision of this Lease.



IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the date first set forth above.


AMERICAN DIGITAL COMMUNICATIONS,            TRANSPONDER ENCRYPTION
INC. (NETWORK)                              SERVICES CORPORATION


__________________                          _______________________
John G. Simmonds                            Mark Jackson
Chairman & CEO                              President

EXHIBIT A


                              Programming Schedule

The Video Programming Service consists of four (4) video channels of racetrack programming which is largely comprised of horse racing. The Programming Service is currently identified as "TrackPower", by Network, and shall be deemed to include the same service operated under any other name in the future. The Data Programming Service will consist of one (1) data channel programming which is largely comprised of wagering related information, and shall be deemed to include the same service operated under any other name in the future.

EXHIBIT B


Residential Customer Agreement

EXHIBIT C


                               Corporate Guarantee

                 To induce Transponder Encryption Services Corporation ("TESC") to enter into the Satellite Capacity Lease (the "Lease") dated June 4th 1999 between the TESC and American Digital Communications, Inc. ("Network"), the undersigned ("Guarantor") hereby unconditionally guarantees and promises to perform any and all of NETWORK's obligations under the Lease.

         1 . This Guarantee is a continuing guarantee which shall remain effective until all of NETWORK's obligations under the Lease have been fully performed.

         2. The obligations hereunder are joint and several, and independent of the obligations of NETWORK. A separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against NETWORK or whether NETWORK is joined in any such action or actions (provided, however, that Guarantor may bring NETWORK into any such action as permitted under applicable law) and Guarantor waives the benefit of any statute of limitations affecting its liability under this Guarantee or the enforcement hereof.

         3. This Guarantee shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which TESC and NETWORK may hereafter agree, nor by any modification, release or other alteration of any of the indebtedness thereby guaranteed or of any security therefor, nor by any agreements or arrangements whatever with NETWORK or anyone else.

         4. Guarantor waives any and all right to assert against TESC any claim or defense based upon an election of remedies by TESC which, in any manner impairs, affects, reduces, releases, destroys and/or extinguishes TESC's subrogation rights and or Guarantor's right to proceed against NETWORK for reimbursement, and/or any other rights of Guarantor against NETWORK and/or against any other person or security, including, but not limited to, any defense based upon an election of remedies by TESC under the terms of the Rules of Civil Procedure of the State of Colorado, and/or any similar law of Colorado, or of any other State, or of the United States. Guarantor waives any right to require TESC to: (a) proceed against NETWORK; (b) proceed against or exhaust any security held from NETWORK; or (c) pursue any other remedy in TESC's power whatsoever. Any and all present and future debts and obligations of NETWORK to Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance to TESC. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notices of acceptance of this Guarantee, notice of any and all other notices to which Guarantor might otherwise be entitled, and the right to a trial in any action hereunder or arising out of TESC's transactions with NETWORK.

         5. Guarantor agrees to pay an attorney fees and all other costs and expenses which may be incurred by TESC in the enforcement of this Guarantee or any claim hereunder or under any other instrument or guarantee, to the maximum extent permitted by law.

         6. This Guarantee shall be governed by and construed in accordance with the laws of the State of Colorado. The federal and state courts in the State of Colorado shall have exclusive jurisdiction to bear and determine any claims, disputes, actions or suits which may arise under or out of this Guarantee. The parties agree and voluntarily consent to the personal jurisdiction of and waive any objection to venue in, such courts for such purposes and agree to accept service of process outside the State of Colorado in any matter to be submitted to any such court pursuant hereto.

         7. No modification of this Guarantee shall be effective for any purpose unless it is in writing and executed by an officer of TESC authorized to do so.



IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantee effective as of the 4th day of June, 1999.



Witness                                              GUARANTOR:
                                                     Simmonds Capital Limited






STATE OF COLORADO )
COUNTY OF APAPAHOE )

This guarantee was acknowledged before me this ____, by as of ______, a corporation having a principal place of business at 5701 S. Santa Fe, Littleton, CO 80120. WITNESS my hand and official seal.

SEAL